AMELCO CORPORATION
19208 South Vermont Avenue
Gardena, California  90248
- ---------------------------------------------------------------------------
                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            MAY 4, 1995
- ---------------------------------------------------------------------------


To the Shareholders of Amelco Corporation:

	Notice is hereby given that the annual meeting of shareholders (the "Annual Meeting") of Amelco Corporation (the "Company") will be held on Thursday, May 4, 1995, at 10:00 A.M., at the Company's office, 19208 South Vermont Avenue, Gardena, California, for the following purposes, as more fully described in the attached Proxy Statement:

1.  To   elect  directors  of   the  Company  to serve until  the  next
annual meeting of shareholders;

2. To transact such other business as may be properly brought before the meeting.


	The Board of Directors has fixed the close of business on April 14, 1995 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

	You are cordially invited to attend the Annual Meeting in person. In order to ensure your representation at the Annual Meeting, please mark, sign, and date the enclosed proxy and return it promptly in the enclosed postage-prepaid return envelope. If you should decide to attend the Annual Meeting and vote your shares in person, you may revoke your proxy at that time.

     The annual report of the Company for the fiscal year ended September 30, 1994 accompanies this Notice of Annual Meeting of Shareholders.


				By Order of the Board of Directors


				John M. Carmack
				Secretary


Los Angeles, California
April 17, 1995

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                             PROXY STATEMENT
                     Annual Meeting of Shareholders
                               May 4, 1995
- ------------------------------------------------------------------------------

	This proxy statement is furnished to shareholders of Amelco Corporation (the "Company") in connection with the solicitation by the Board of Directors of the Company (the "Board") of proxies to be voted at the annual meeting of shareholders (the "Annual Meeting") to be held on Thursday, May 4, 1995, at 10:00 A.M., at the Company's office, 19208 South Vermont Avenue, Gardena, California, and at any adjournment thereof. This proxy statement, together with the accompanying proxy, is being mailed on or about April 17, 1995 to the Company's shareholders of record at the close of business on April 14, 1995.

	Proxies in the accompanying form may be revoked at any time before they are voted by delivering a written notice to the Company stating that the proxy is revoked or by executing and delivering to the Company a duly executed proxy bearing a later date. Any shareholder who attends the Annual Meeting in person may, if he wishes to do so, revoke any proxy theretofore given by voting his shares in person, but attendance in person at the Annual Meeting will not of itself revoke a proxy.

	All shares of common stock of the Company (the "Common Stock") represented by a properly completed proxy received in time for the Annual Meeting, and not revoked or superseded prior to being voted, will be voted as directed at the Annual Meeting. Where no directions are specified, the proxy will, according to its terms, be voted "FOR" (i) election of directors nominated and (ii) at the discretion of the persons named as proxies, on all other matters which may properly come before the meeting.

            VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
	The Company has one class of stock outstanding, designated Common Stock. On April 14, 1995, there were 1,443,542 shares of Common Stock outstanding.

	The presence in person or by proxy, at the Annual Meeting or any adjournment thereof, of holders of a majority of such shares of Common Stock outstanding will constitute a quorum for the transaction of business.
Except as described below with respect to the election of directors, shareholders are entitled to cast one vote per share on each matter presented for consideration and action by the shareholders. The affirmative vote of the holders of a majority of the outstanding Common Stock present (whether in person or by proxy) and voting at the Annual Meeting will be required to approve each proposal. As to each proposal, abstentions will be included, but broker non-votes will not be included, in the calculation of the number of holders who are considered present and voting at the Annual Meeting.

	With respect to the election of directors, voting will be cumulative if a shareholder has given notice prior to commencement of the voting of such shareholder's intention to cumulate votes. Cumulative voting permits each shareholder to cast an aggregate number of votes equal to the number of shares owned multiplied by the number of directors to be elected; all of such votes may be cast for a single nominee or may be allocated among any two or more nominees as the shareholder wishes. If a proxy is marked "FOR" the election of directors, it may, at the discretion of the proxy holders, be voted cumulatively in the election of directors. See "Election of Directors."


	The following table sets forth information as of April 14, 1995 with respect to the ownership of the Company's common stock by any person who is known to the Company to be the beneficial owner of more than 5% of the Company's common stock, by all directors, by the Company's executive officers, and by all directors and officers of the Company as a group.
Except as otherwise noted, each person has sole voting and investment discretion with respect to the shares of Common Stock shown as beneficially owned.


                                           Number                 Percent
Name and Address                             of                      of
of Beneficial Holder                       Shares                  Class
- ------------------------------------------------------------------------------
Mark S. Angelich Trust                    300,753 (1)             20.8%
	19208 South Vermont Avenue
	Gardena, California  90248

Valarie Thomas Trust                      300,753 (2)             20.8%
	19208 South Vermont Avenue
	Gardena, California  90248

Julie Slavinsky Trust                     300,753 (3)             20.8%
	19208 South Vermont Avenue
	Gardena, California  90248

S. M. and M. F. Angelich 1994 Trust       400,000 (4)             27.7%
	19208 South Vermont Avenue
	Gardena, California  90248

Mark S. Angelich                          700,753 (5)             48.5%
	19208 South Vermont Avenue
	Gardena, California  90248

John M. Carmack                                 0                  0.0%
	130 North Brand Boulevard
	Glendale, California 91203

Patrick T. Miike                                0                  0.0%
	19208 South Vermont Avenue
	Gardena, California  90248

All Directors and Officers                 700,753                48.5%
	as a Group (4 persons)

- ------------------------------------------------------------------------------

(1) These shares are held in an irrevocable trust established July 15, 1988 for the benefit of Mark S. Angelich by Samuel M. Angelich and his wife,
 Marcelina F. Angelich.   Mark S. Angelich, trustee of the trust, has the sole
 power  to vote the shares and to direct the disposition thereof.
(2) These shares are held in an irrevocable trust established July 15, 1988 for the benefit of Valarie Thomas by Samuel M. Angelich and his wife, Marcelina F. Angelich. Valarie Thomas, trustee of the trust, has the sole power to vote the shares and to direct the disposition thereof.
(3) These shares are held in an irrevocable trust established July 15, 1988 for the benefit of Julie Slavinsky by Samuel M. Angelich and his wife, Marcelina F. Angelich. Julie Slavinsky, trustee of the trust, has the sole power to vote the shares and to direct the disposition thereof.
(4) These shares are held in an irrevocable trust established February 22, 1995 by Samuel M. Angelich and his wife, Marcelina F. Angelich for the benefit of Mark Angelich, Valarie Thomas, and Julie Slavinsky, Mr. Angelich's children. Mark Angelich, trustee of the trust, has the sole power to vote the shares and to direct the disposition thereof. Mr. Samuel Angelich disclaims beneficial ownership of these 400,000 shares.
(5) All these shares are held in the trusts described in footnote 1 and 4 above.

                         ELECTION OF DIRECTORS

	The Bylaws of the Company provide that the Board shall consist of not less than three and not more than five members and that the exact number of directors shall be three until changed by a resolution duly approved by the Board or the shareholders. The Board now consists of three directors. Directors are elected annually by the shareholders, each to hold office until the next annual meeting of shareholders.

	The Board has selected the following three nominees for re-election as directors:

                     Samuel M. Angelich
                      Mark S. Angelich
                      John M. Carmack

	All nominees currently serve as directors and were elected to their present term of office at the last annual meeting of shareholders.

	If cumulative voting is not requested, the proxy holders, if so authorized, will vote the proxies received by them for the election of the three Board nominees. If cumulative voting is requested, the holders of the enclosed proxies, if authorized to vote for nominees to the Board, will vote the proxies received by them cumulatively for some or all of the three nominees in such manner as may be determined at the time by the proxy holders. All nominees have indicated a willingness to serve as directors. However, if any nominee of the Board should decline or be unable to serve, the holders of the enclosed proxies may vote the proxies received by them in their discretion for another person in the nominee's stead if they are authorized to vote for the nominees to the Board. The Board has no reason to believe that any substitute nominee will be required. Nominees receiving the highest number of votes cast, up to the number of directors to be elected will be elected as directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF
THE NOMINEES NAMED.  PROXIES RETURNED TO THE COMPANY WILL BE
VOTED "FOR" THE NOMINEES NAMED UNLESS OTHERWISE INSTRUCTED.

                     BIOGRAPHICAL INFORMATION
	The following biographical information is furnished with respect to the three nominees for election as directors:

	Samuel M. Angelich, age 71, has been associated with the electrical contracting industry since 1942 and has served as an officer of various Amelco subsidiaries since 1971. In October 1982, he was appointed Vice-President and director of the company and in June 1986, he was appointed Senior Vice President of the Company. Mr. Angelich has been President, Chief Executive Officer and the Chairman of the Board of the Company since January 1988.

	Mark S. Angelich, age 38, is the son of Samuel Angelich. In 1986, Mr. Angelich joined Amelco Industries, a wholly owned subsidiary of the Company, and served as its Vice-President of Administration until 1989, at which time he was appointed as President. Mr. Angelich has been a director and Executive Vice-President of the Company since January 1988.

	John M. Carmack, age 57 is a practicing attorney in Glendale, California, and has been a partner in the law firm of Gill & Baldwin since 1966.
Mr. Carmack and other attorneys in his firm have acted as counsel to the Company and its subsidiaries since 1972. Mr. Carmack has been Secretary and a director of the Company since January 1988.

                        BOARD OF DIRECTORS
	The business affairs of the Company are managed by and under the direction of the Board, although the Board is not involved in the Company's day-to-day operations. The Company has no standing audit committee, compensation committee or nominating committee, and the responsibilities that would otherwise be assigned to such committees are performed by the Board.
	The Board met two times during the fiscal year ended September 30, 1994 and all directors attended all board meetings.

                       EXECUTIVE COMPENSATION
	There is shown below information concerning the annual compensation for services in all capacities to the Company for the fiscal years ended
September 30, 1994, 1993 and 1992, of those persons who were, at September
30, 1994 (i) the chief executive officer and (ii) the other executive officers of the Company whose total annual salary and bonus exceeds $100,000 (the "Named Officers"):


                       SUMMARY COMPENSATION TABLE
                                        Annual   Compensation  All Other(3)
 Name and Principal Position    Year    Salary       Bonus     Compensation
  -------------------------     ----    ---------    --------   -----------
Samuel  M. Angelich (1)         1994    $200,000     $200,000      $23,175
Chairman of the Board &         1993    $200,000     $250,000      $24,600
Chief Executive Officer         1992    $200,000     $200,000      $24,636

Mark S. Angelich (2)            1994    $182,699     $150,000         $443
Executive Vice President &      1993    $154,720     $200,000       $2,321
Chief Operating Officer         1992    $137,509     $200,000       $2,103

Patrick T. Miike                1994    $108,078      $25,000         $561
Vice President- Finance,        1993     $90,002      $25,000       $1,731
Treasurer & Chief Financial     1992     $90,002      $25,000       $1,756
Officer


(1) During the period from May 31, 1990 to May 31, 1993, Mr. Samuel M. Angelich had an employment contract with the Company which provided for annual compensation of $200,000 plus bonus of $100,000 or 10% of the Company's earnings before taxes, whichever is greater, disability benefits of $10,000 per month for up to 60 months from the date of disability, a Company furnished automobile, country club membership and any benefits generally available to employees of the Company. The Board of Directors has not decided whether to enter into a new employment agreement, and if so, what terms would be incorporated into a new agreement. However, pursuant to a separate written agreement dated March 7, 1994, the Company has agreed to provide death benefits of $10,000 per month to Mr. Angelich's wife for a term of 48 months. Since the aggregate value of the foregoing perquisites and benefits does not exceed the lesser of either $50,000 or 10% of Mr. Angelich's salary and bonus, no information with regard to such other compensation is included in the table. (2) Effective March 1, 1989, Mark S. Angelich entered into a ten-year employment contract with the Company which provides for initial compensation of $125,000 annually, with increases in salary of 10% each year, plus an annual bonus of $50,000 or 10% of the Company's earnings before taxes, whichever is greater. The employment contract also provides for death and disability benefits of $5,000 per month for up to 60 months from the date of death or disability, a Company-furnished automobile, country club membership and any benefits generally available to employees of the Company. Since the aggregate value of the foregoing perquisites and benefits does not exceed the lesser of either $50,000 or 10% of Mr. Angelich's salary and bonus, no information with regard to such other compensation is included in the table.
(3) Represents matching contributions made by the Company under the Company's 401(K) plan, and as to Mr. Samuel Angelich, $22,700 paid during each fiscal year under the Company's pension plan. The Company has no stock option plans or other long term compensation arrangements.


Compensation of Directors
	Directors, except for directors who are employees of the Company, receive a retainer of $6,000 per year.  Directors who are also employees receive no compensation in their capacity as directors.
	John M. Carmack, a director of the Company, is a partner in the law firm of
Gill & Baldwin.  Gill & Baldwin served as counsel to the Company and its subsidiaries during the fiscal year ended September 30, 1994 and received approximately $10,000 for legal services rendered.


Pension Plan
	The Company had previously maintained a pension plan for the benefit of employees not otherwise covered by collective bargaining agreements.
Retirement benefits under the Company's pension plan were based on a summation of a percentage of each year's normal compensation, excluding bonus, during the employee's entire career, minus a percentage of Social Security payments. The plan was terminated on December 15, 1989. At
September 30, 1994, the estimated annual retirement benefit payable at age 65 was approximately $1,600 for Mr. Mark Angelich and $8,400 for Mr. Miike based upon a straight life annuity benefit form. Mr. Samuel Angelich is presently receiving benefits approximating $22,700 per year.

Certain Transactions
	On, April 14, 1995, Halau Corporation owed $3,353,183 to the Company under a promissory note arising out of it's purchase of the buildings and underlying land in which the Company's principal executive offices are located from a subsidiary of the Company in August 1991. Halau Corporation is owned primarily by the Mark S. Angelich Trust, the Valarie Thomas Trust and the Julie Slavinsky Trust, three of the Company's principal shareholders, each of which own 28% of Halau Corporation. Mark S. Angelich, a beneficial shareholder,is a director nominee and serves as the Executive Vice-President of the Company. In addition, Patrick T. Miike, who serves as Treasurer and Vice-President, Finance of the Company owns 8% of Halau Corporation. The promissory note is payable over 30 years with quarterly principal and interest payments of $87,000 computed at 9.5% per annum and is secured by a deed of trust on the property and a security interest in the corporate assets of Halau Corporation. The Company and its subsidiary continue to occupy the buildings located on the real property sold pursuant to a short term lease under which the subsidiary pays quarterly rental payments of $86,000 and any utility charges, property taxes, and other expenses of maintaining and operating the property. The sale, which was approved by the Company's shareholders at a Special Shareholders Meeting on September 20, 1991, yielded a net gain to the Company of approximately $3,414,000, before state income taxes of $193,000.



              THE BOARD'S REPORT ON EXECUTIVE COMPENSATION
	Compensation decisions of the Company's executives are made by the three-member Board of Directors. Both Messrs. Samuel Angelich and
Mark Angelich are employee directors and principal shareholders of the Company. Set forth below is a report submitted by Messrs. Samuel Angelich, Mark Angelich and John Carmack as they affected the Company's executive officers, including the Named Officers.

Compensation Policies Towards Executive Officers
	The Board's executive compensation policies are designed to provide competitive levels of compensation. Annual base salaries of the Company's executives are intended to be consistent with similarly situated companies in the construction industry. Executives, and officers of operating units other than the executive officers, also are eligible to receive bonus compensation based on their contribution to the Company's success. As a result of tying executive compensation to corporate performance, in any particular year the Company's executives may be paid more or less than the executives of the Company's competitors, depending upon the Company's performance.

	The Company's bonus policies provide for discretionary incentive payments based on subjective performance criteria including the overall profitability of the Company as a whole or, for those officers in charge of an operating unit, as to the officer's particular operating unit. Subjective performance criteria also encompass evaluation of each officer's initiative and contribution to overall corporate performance, managerial ability, and contribution to divisional performance. The Board's emphasis on tying pay to annual performance criteria is reflected in the compensation paid to the officers of the operating units for 1994: approximately 24 percent of the total amount paid these officers for 1994 arose from the annual bonus program. The Company's bonus policies do not apply directly to those Named Officers who have employment agreements which specify the level of bonus based on corporate performance measures.
	The Company does not have any stock option, restricted stock awards or similar plans in effect because the Board believes that the judicious use of year-end cash bonus awards and salary increases is a satisfactory way to link directly the long and short term financial interests of management with those of the Company's shareholders.

Chief Executive Officer 1994 Compensation
	The annual base salary paid to the Chief Executive Officer in 1994 is at a level initially established in 1987 which was intended to be competitive with base salaries paid other chief executive officers of corporations with similar revenues and scope of operations at that time.
In line with the compensation philosophy of the Board discussed above, the base salary for the chief executive has not increased since 1987;
instead, additional performance-based compensation was paid to the Chief Executive Officer in the form of bonuses. In determining the bonus paid to the Chief Executive Officer in 1994, the Board gave consideration to the Company's 1993 earnings before taxes, his overall performance in guiding the business affairs of the Company, and his contribution in enhancing the financial condition of the Company.


	Board of Directors:
  Samuel M. Angelich
  Mark S. Angelich
  John M. Carmack


Board Interlocks and Insider Participation
	Mr. Samuel Angelich, the Company's Chairman and Chief Executive Officer, and Mr. Mark Angelich, Executive Vice President and Chief Operating Officer, are members of the Board. During the past fiscal year, both officers deliberated on executive compensation issues but did not participate in the approval of their own compensation as an executive officer.


                        STOCK PERFORMANCE GRAPH
	Set forth below is a line graph comparing the quarterly percentage change in the cumulative total shareholder return on the Company's common stock against the cumulative total return of the Nasdaq Stock Market (U.S.
Companies) index and the Construction Special Trade Contractors - Nasdaq
Peer Group stock index for the five calendar years from December 31, 1989 to December 31, 1994. The stock performance graph assumes $100 was invested on December 31, 1989.

                                   Nasdaq                 Construction
Date     Amelco Corporation    Stock Market-US      Special Trade Contractors
- --------   --------------       -------------          -------------------
12/29/89      $100                   $100                   $100
3/30/90        130                     97                     88
6/29/90        108                    103                     97
9/28/90         89                     77                     58
12/31/90        73                     84                     57
3/28/91         73                    110                     77
6/28/91         76                    109                     70
9/30/91         93                    122                     79
12/31/91        85                    136                     77
3/31/92         85                    141                     81
6/30/92         85                    131                     73
9/30/92         85                    136                     72
12/31/92        79                    159                     91
3/31/93         79                    162                     84
6/30/93         79                    165                     83
9/30/93         79                    178                     94
12/31/93        79                    181                     82
3/31/94         83                    173                     80
6/30/94         83                    165                     68
9/30/94         66                    179                     65
12/31/94        66                    177                     62


                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

	KPMG Peat Marwick was the Company's independent public accountant for year ended September 30, 1994 and has been the Company's independent auditor since 1984. A representative of KPMG is expected to attend the Annual Meeting and will be available to make a statement, if desired, and to respond to appropriate questions.



                           OTHER BUSINESS
	The Board knows of no other business to be presented at the Annual Meeting. If further matters do properly come before the meeting, the proxy holders will vote proxies received by them thereon in accordance with their best judgment. Matters incident to the conduct of the meeting may be voted upon pursuant to the proxies.


                       PROPOSALS OF SHAREHOLDERS
	Shareholders of the Company who intend to submit proposals to the Company's shareholders at the next annual meeting of shareholders must submit such proposals to the Company no later than December 15, 1995 in order to be included in the proxy materials. Shareholder proposals should be submitted to the President, Amelco Corporation, 19208 South Vermont Avenue, Gardena, California 90248.


                      COSTS OF PROXY  SOLICITATION
	The costs of soliciting the proxies for the Annual Meeting will be borne by the Company. The Company may request banks, brokerage houses and other custodians, nominees and fiduciaries to forward proxies and proxy materials to the beneficial owners of shares of Common Stock and to request authority for the execution of proxies. In such cases, the Company may reimburse such banks, brokerage houses, custodians, nominees and fiduciaries for their expenses in connection therewith. Proxies may be solicited personally or by telephone, telegram or mail by certain directors and officers and regular employees of the Company without additional compensation for such services.



	It is important that your shares be represented at the meeting, regardless of the size of your holding. Therefore, you are urged to MARK, DATE, SIGN AND RETURN YOUR PROXY PROMPTLY to make certain that your shares will be voted at the meeting. If you attend the meeting you may withdraw the proxy and vote your shares in person. For your convenience, a self-addressed envelope is enclosed, requiring no postage if mailed in the United States.

			By Order of the Board of Directors

			John M. Carmack
			Secretary

Los Angeles, California
April 17, 1995